EXHIBIT NO. 11

                                 ROOM PLUS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                  (SEE NOTE 1 OF NOTES TO FINANCIAL STATEMENTS)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                       1997             1996
                                                    -----------      ----------

PRIMARY
   NET EARNINGS (LOSS) APPLICABLE TO
     COMMON STOCK                                   $  (482,509)     $   69,031
                                                    ===========      ==========

SHARES
   WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING                              4,385,000       2,325,000

PRIMARY EARNINGS (LOSS) PER
   COMMON SHARE                                     $     (0.11)     $     0.03
                                                    ===========      ==========



ASSUMING FULL DILUTION
   NET EARNINGS (LOSS) APPLICABLE TO
     COMMON STOCK                                   $  (482,509)     $   69,031
                                                    ===========      ==========

SHARES
   WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                               4,385,000       2,325,000

ASSUMING EXERCISE OF OPTIONS AND WARRANTS
   WHICH COULD HAVE BEEN PURCHASED WITH THE
   PROCEEDS FROM THE EXERCISE OF SUCH
   OPTIONS AND WARRANTS                                 784,711       1,712,590
                                                    -----------      ----------

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING AS ADJUSTED                            5,169,711       4,037,590
                                                    ===========      ==========

EARNINGS (LOSS) PER COMMON SHARE ASSUMING
   FULL DILUTION                                    $     (0.09)     $     0.02
                                                    ===========      ==========